Exhibit 5.1

                                                 December 11, 2000







TradeStation Group, Inc.
8700 West Flagler Street
Suite 250
Miami, Florida 33174

         Re: TradeStation Group, Inc. Registration Statement on Form S-4 for 44,364,215 Shares of Common Stock

Ladies and Gentlemen:

         We have acted as counsel to TradeStation Group, Inc., a Florida corporation ("Holding Company"), in connection with the registration of 44,364,215 shares of Holding Company's common stock (the "Shares"), as described in Holding Company's Registration Statement on Form S-4 ("Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

         This opinion is being furnished in accordance with the requirements of
Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K.

         We have reviewed Holding Company's charter documents, the corporate proceedings taken by Holding Company in connection with the original issuance and sale of the Shares, and a certificate of a Company officer regarding (among other things) Holding Company's receipt of consideration upon the original issuance and sale of the Shares. Based on such review and assuming the Registration Statement becomes effective and remains effective, and all applicable state and federal laws are complied with, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the

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Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to Holding Company or the Shares.

                                                 Very truly yours,

                                                 BILZIN SUMBERG DUNN BAENA
                                                   PRICE & AXELROD LLP